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                                                                   EXHIBIT 10.55

                        SOURCE INTERLINK COMPANIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               AS OF MARCH 1, 2005

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                        SOURCE INTERLINK COMPANIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1 - ESTABLISHMENT AND PURPOSE OF PLAN                                 4

1.1    Establishment and Duration of Plan                                     4
1.2    Purpose of Plan                                                        4

SECTION 2 - EFFECTIVE DATE                                                    4

SECTION 3 - DEFINITIONS                                                       4

3.1    AATYB                                                                  4

3.2    Annual Base Salary                                                     4

3.3    Change of Control                                                      4
3.4    Committee                                                              5
3.5    Corporation                                                            5
3.6    Disability                                                             5
3.7    Early Retirement Age                                                   5
3.8    Early Retirement Benefit                                               5
3.9    Early Retirement Date                                                  5
3.10   Employment Agreement                                                   5
3.11   Entry Date                                                             5
3.12   Executive                                                              5
3.13   Normal Retirement Age                                                  6
3.14   Normal Retirement Benefit                                              6
3.15   Normal Retirement Date                                                 6
3.16   Participation Agreement                                                6
3.17   Plan                                                                   6
3.18   Resignation                                                            6
3.19   Termination of Employment                                              6
3.20   Termination for Cause                                                  6
3.21   Year                                                                   6
3.22   Year of Service                                                        6

SECTION 4 - PAYMENT OF BENEFITS                                               6

4.1     Normal Retirement Age                                                 6
4.2     Early Retirement Age                                                  6
4.3     Termination Benefit                                                   6
4.4     Resignation Benefit                                                   7
4.5     Disability Benefit                                                    7
4.6     Form of Benefit Payment                                               7
4.7     Retirement Plans Offset                                               7
4.8     Change of Control                                                     7
4.9     Golden Parachute Cap                                                  7


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
SECTION 5 - CONDITIONS RELATED TO BENEFITS                                    7

5.1    Withholding; Unemployment Taxes                                        7
5.2    No Other Benefits                                                      7
5.3    Not a Death Benefit Plan                                               7
5.4    Forfeiture of Benefits                                                 8

SECTION 6 - CLAIMS PROCEDURE                                                  8

6.1    Claims Reviewer                                                        8
6.2    Claims Procedure                                                       8

SECTION 7 - ADMINISTRATION                                                    8

7.1    Unsecured Claim, Funding and Non-Assignability                         8
7.2    Administration of Plan                                                 9
7.3    Expense of Administration                                              9
7.4    Rights of Executive                                                    9
7.5    Incompetency                                                           9
7.6    Duties of Executive                                                    9
7.7    Right to Terminate or Amend                                            9

SECTION 8 - MISCELLANEOUS                                                    10

8.1    Gender and Number                                                     10
8.2    Notice                                                                10
8.3    Current Address                                                       10
8.4    Validity                                                              10
8.5    Applicable Law                                                        10
8.6    Arbitration                                                           10
8.7    Successors in Interest                                                11
8.8    No Representation on Tax Matters                                      11
8.9    No Liability                                                          11
8.10   Binding Effect                                                        11

SECTION 9 - EXECUTION                                                        12


                                        3

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                        SOURCE INTERLINK COMPANIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

SECTION 1 - ESTABLISHMENT AND PURPOSE OF PLAN

1.1 Establishment and Duration of Plan. The Board of Directors of Source Interlink Companies, Inc., a Missouri corporation, hereby establishes the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan, effective March 1, 2005. By executing a Participation Agreement, an Executive agrees to the terms of the Plan. The Plan shall continue until terminated by the Board of Directors.

1.2 Purpose of Plan. The Supplemental Executive Retirement Plan has been adopted by Source Interlink Companies, Inc. to provide Executives with benefits upon their retirement, if they are eligible to receive benefits under the Plan.

SECTION 2 - EFFECTIVE DATE

The effective date of the Plan is March 1, 2005.

SECTION 3 - DEFINITIONS

3.1 AATYB means the average of the three highest Annual Base Salaries during the five (5) year period preceding the Termination of Employment.

3.2 Annual Base Salary means the base hourly rate of compensation payable to the Executive as reflected on the payroll records of the Corporation on January 31 of each year multiplied by 2,080.

3.3  Change of Control means the occurrence of any of the following events:

          (i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half (1/2) of the incumbent directors are directors who either:

               (A) Had been directors of the Corporation on the "look-back date" (as defined below) (hereinafter referred to as the "original directors"); or

               (B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (hereinafter referred to as the "continuing directors"); or

          (ii) Any "person" (as defined below) who by the acquisition or aggregation of securities, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (hereinafter referred to as the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Corporation's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Corporation; or

          (iii) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization in which the Corporation is not the acquiring entity for accounting


                                        4

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     purposes; or

          (iv) The consummation of a sale, transfer or other disposition of all or substantially all of the Corporation's assets.

     For purposes of subsection (i) above, the term "look-back" date shall mean the later of (1) the Effective Date of the Plan, or (2) the date 24 months prior to the date of the event that may constitute a Change of Control.

     For purposes of subsection (ii) above, the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Corporation or a parent or subsidiary and (2) a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

     Any other provision of this Section 3.3 notwithstanding, no event shall constitute a Change of Control if: (A) the sole purpose of the event was to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction; (B) the event was contemplated by that certain Agreement and Plan of Merger, dated November 18, 2004, by and among Source Interlink Companies, Inc., Alliance Entertainment Corp. and Alligator Acquisition, LLC.; or (C) following such event, S. Leslie Flegel is employed by the Company or any successor entity with the duties and responsibilities of such entity's principal executive officer.

3.4 Committee. "Committee" means the Compensation Committee of the Board of Directors of the Corporation.


3.5 Corporation. "Corporation" means Source Interlink Companies, Inc., a Missouri corporation, or its Subsidiaries and any successor thereto.

3.6 Disability. "Disability" shall have the meaning as ascribed thereto under the Executive's Employment Agreement with the Corporation.

3.7 Early Retirement Age. "Early Retirement Age" means the attainment of the Executive's fifty-fifth (55th) birthday.

3.8 Early Retirement Benefit. "Early Retirement Benefit" means, with respect to each Executive, the amount listed as such under the Executive's Participation Agreement.

3.9 Early Retirement Date. "Early Retirement Date" means the first day of the month coincident with or next following (i) an Executive's attainment of age fifty-five (55), (ii) Termination of Employment, and (iii) written application on or after attainment of age fifty-five (55), provided that such Early Retirement Date is prior to the Executive's Normal Retirement Date.

3.10 Employment Agreement. "Employment Agreement" means the agreement executed by the Executive pertaining to his employment with the Corporation.

3.11 Entry Date. "Entry Date" means the effective date as of which the Executive executes a Participation Agreement under the Plan.

3.12 Executive. "Executive" means any employee who is designated as eligible to participate in the Plan by the Board of Directors of the Corporation and who executes a Participation Agreement. Only management and highly-compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended, shall be eligible to participate under the Plan.


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3.13 Normal Retirement Age.  "Normal Retirement Age" means the attainment of the
     Executive's sixty-fifth (65th) birthday.

3.14 Normal Retirement Benefit. "Normal Retirement Benefit" means, with respect to each Executive, the amount listed as such under the Executive's Participation Agreement.

3.15 Normal Retirement Date. "Normal Retirement Date" means the first day of the month coincident with or next following an Executive's attainment of Normal Retirement Age or, if later, the first day of the month following the Executive's retirement after attainment of Normal Retirement Age.

3.16 Participation Agreement. "Participation Agreement" means the executive participation agreement executed by the Executive upon being admitted to the Plan. With respect to each Executive, the Participation Agreement shall be an integral part of the Plan.

3.17 Plan. "Plan" means the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan and its successors, as described herein and as the same may be amended from time to time.

3.18 Resignation. "Resignation" means the Executive providing formal notice in writing to the Corporation of the relinquishment of the Executive's position with the Corporation.

3.19 Termination of Employment. "Termination of Employment" means the ceasing of the Executive's employment for any reason whatsoever, whether voluntarily or involuntarily.

3.20 Termination for Cause. "Termination for Cause" means the extinguishment of the Executive's employment with the Corporation due to a breach by the Executive of any obligation required to be performed or observed by him under the Participation Agreement or a termination of the Executive's employment with the Corporation for cause in accordance with the provisions of his Employment Agreement.

3.21 Year.  "Year" means a period of twelve (12) consecutive calendar months.

3.22 Year of Service. "Year of Service" means each Year (up to a maximum of 15 Years), commencing on an Executive's Entry Date, during which the Executive is actively and continuously employed by the Corporation on a full-time basis (up to age 65).

SECTION 4 - PAYMENT OF BENEFITS

4.1 Normal Retirement Age. An Executive who terminates employment with the Corporation and retires at or after Normal Retirement Age shall be entitled to receive a monthly Normal Retirement Benefit for the Executive's lifetime, which is determined in accordance with the Executive's Participation Agreement. The Executive's Normal Retirement Benefit shall commence on the Executive's Normal Retirement Date.

4.2 Early Retirement Age. An Executive who terminates employment with the Corporation and retires at Early Retirement Age shall be entitled to receive a monthly Early Retirement Benefit for the Executive's lifetime, which is determined in accordance with the Executive's Participation Agreement. The Executive's Early Retirement Benefit shall commence on the Executive's Early Retirement Date.

4.3  Termination Benefit.

     a. Upon Termination for Cause of the Employment of an Executive, no benefit shall be payable to the Executive.

     b. Upon Termination of Employment of an Executive without cause before Normal Retirement Age or Early Retirement Age for reasons other than death or Disability, the Corporation shall pay to the

          Executive, commencing at Normal Retirement Age, a retirement benefit under the Plan, which shall be calculated in accordance with the Executive's Participation Agreement.

4.4 Resignation Benefit. Upon Resignation of an Executive, the Corporation shall pay to the Executive, commencing at Normal Retirement Age, a retirement benefit, which shall be calculated in accordance with the Executive's Participation Agreement. No benefit shall be payable to an Executive who has less than five (5) Years of Service from Entry Date, unless otherwise agreed to under the Executive's Participation Agreement. No benefit shall be payable to an Executive who has not attained age 55 at the time of the Executive's Resignation.

4.5 Disability Benefit. If an Executive's employment with the Corporation is terminated due to Disability, the Corporation shall pay to the Executive, commencing at Normal Retirement Age, a retirement benefit under the Plan, which shall be calculated in accordance with the Executive's Participation Agreement.

4.6 Form of Benefit Payment. The form of an Executive's retirement benefit payment, as determined under Sections 4.1 through 4.5 of the Plan, shall be a monthly retirement income benefit payment commencing at retirement and payable for the duration of the Executive's life. Subject to the provisions under Section 5.4, the Executive shall be guaranteed to receive at least sixty (60) monthly retirement income payments. If the Executive should die before the end of the sixty (60) month period, monthly payments shall continue to be paid for the remainder of the sixty (60) month period to the Executive's surviving spouse or, if the Executive is not survived by a spouse, to the Executive's estate.

4.7 Retirement Plans Offset. An Executive's retirement benefit, as determined under Sections 4.1 through 4.5 of the Plan, shall be offset by retirement benefit payments under any defined benefit plans, as defined under Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored by the Corporation.

4.8 Change of Control. In the event of a Change of Control, as such term is defined under Section 3.3 of this Plan, of the Corporation while this Plan remains in effect, there shall be no acceleration of Plan benefits or any other additional benefits.

4.9 Golden Parachute Cap. Notwithstanding any provision in this Plan to the contrary, in no event shall the total present value of all payments under this Plan that are payable to an Executive and are contingent upon a Change of Control in accordance with the rules set forth in Section 280G of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the Treasury Regulations thereunder, when added to the present value of all other payments, other than payments that are made pursuant to this Plan, that are payable to a Participant and are contingent upon a Change of Control, exceed an amount equal to two hundred and ninety-nine percent (299%) of the Participant's "base amount", as that term is defined in
     Section 280G of the Code. For purposes of making a calculation under this
     Section 4.9, the determination of the portion of a payment that shall be treated as contingent upon a Change of Control shall be made in accordance with Proposed Treasury Regulations Section 1.280G-1Q/A-24.

SECTION 5 - CONDITIONS RELATED TO BENEFITS

5.1 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, the Corporation shall withhold from payments made hereunder any taxes required to be withheld by the Federal or any state or local government.

5.2 No Other Benefits. The Corporation shall pay no benefits hereunder to the Executive by reason of Termination of Employment or otherwise, except as specifically provided herein.

5.3 Not a Death Benefit Plan. The Plan is designed specifically as a retirement benefit plan and not as a death benefit plan. Therefore, the Corporation and Executives understand that, should the Executive no longer be an employee or Plan participant and death occurs, no benefit shall be payable to the deceased Participant's beneficiary or estate, except as provided under Section 4.6 of the Plan.

5.4 Forfeiture of Benefits. An Executive shall forfeit his rights to any and all benefits to be paid to the Executive under the Plan if: (a) the Executive dies by suicide; (b) the Executive is Terminated for Cause; or
     (c) the Executive violates any non-compete agreement or any other term or condition between the Corporation and the Executive as provided under the Executive's Participation Agreement.

SECTION 6 - CLAIMS PROCEDURE

6.1 Claims Reviewer. For purposes of handling claims with respect to the Plan, the "Claims Reviewer" shall be the Corporation, unless another person or organizational unit is designated by the Corporation as Claims Reviewer.

6.2 Claims Procedure. An initial claim for benefits under the Plan must be made by the Executive in accordance with the terms of the Plan through which the benefits are provided. Not later than 90 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Executive with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Claims Reviewer denies the claim of an Executive in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Corporation upon written request therefor submitted by the claimant or the claimant's duly authorized representative and received by the Corporation within 60 days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Corporation shall act to deny or accept the claim within 60 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Corporation shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Corporation shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Corporation shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 6.2.

SECTION 7 - ADMINISTRATION

7.1 Unsecured Claim, Funding and Non-Assignability. The right of an Executive to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and no Executive shall have any rights in or against any amount credited to any accounts under this Plan or any other assets of the Corporation. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Corporation and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of an Executive. The Plan constitutes a mere promise by the Corporation to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other

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     obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

7.2 Administration of Plan. An integral part of the Plan is the ongoing administration of the Plan. The Plan shall be administered by the Board of Directors of the Corporation, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as the Board deems appropriate, including the authority to determine eligibility for benefits under the Plan. The Board shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, regulations and calculations of the Board shall be final and binding on all persons and parties concerned. Any benefits payable under this Plan will be paid only if the Board decides in its discretion that the applicant is entitled to them. The Board shall have the right at any time to appoint a person or committee to perform administrative functions delegated to it by the Board on the administration of the Plan.

7.3 Expense of Administration. Expenses of administration shall be paid by the Corporation. The Board of Directors of the Corporation shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Corporation with respect to the Plan.

7.4 Rights of Executive. The sole rights of an Executive under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he may be entitled to hereunder, and nothing in the Plan shall be interpreted as a guaranty that any assets of the Corporation will be sufficient to pay any benefit hereunder. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Corporation and any Executive. The Plan shall not affect the right of the Corporation to deal with any Executives in employment respects, including their hiring, discharge, compensation, and conditions of employment. Each Executive shall receive an updated copy of the Plan document and shall receive copies of any amendments to the Plan document within ten (10) days after their adoption.

7.5 Incompetency. The Corporation may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an Executive in the event that Executive is declared incompetent and a conservator or other person legally charged with that Executive's care is appointed. Except as otherwise provided herein, when the Corporation determines that such Executive is unable to manage his financial affairs, the Corporation may pay such Executive's benefits to such conservator, person legally charged with such Executive's care, or institution then contributing toward or providing for the care and maintenance of such Executive. Any such payment shall constitute a complete discharge of any liability of the Corporation and the Plan for such Executive.

7.6 Duties of Executive. Eligibility to participate in this Plan is expressly conditional upon the Executive furnishing to the Corporation certain information and medical records and the taking of physical examinations and such other relevant action as may be reasonably requested by the Corporation. Any Executive who refuses to provide such information and medical records or to take physical examinations or such other action as deemed necessary by the Corporation or in the Corporation's best interest in administering the Plan shall not be enrolled as or cease to be a participant under the Plan. The Executive shall authorize and direct any physician, health care professional, health care provider, and medical care facility to provide to the Corporation information relating to the Executive's physical and mental condition and the diagnosis, prognosis, care, and treatment thereof upon the request of the Corporation in accordance with the current and future regulations, laws and rules as provided by Regulation Section 164.502(g) of Title 45 of the Code of Federal Regulations and the medical information privacy law and regulations generally referred to as HIPAA.

7.7 Right to Terminate or Amend. The Plan may be continued after a sale of assets of the Corporation, or a merger or consolidation of the Corporation into or with another corporation or entity only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Corporation reserves the sole right to terminate the Plan at any time. In the event of termination of the Plan, the Corporation shall pay to the

     Executive, commencing at Normal Retirement Age, a retirement benefit under the Plan, which shall be calculated in accordance with the Executive's Participation Agreement. All further vesting and benefit accrual shall cease on the date of Plan termination. If, however, after a sale of the assets of the Corporation the Plan is: (i) terminated, (ii) the transferee, purchaser or successor entity does not agree to continue the Plan, and
     (iii) the Corporation goes out of existence after such sale of its assets; the Executive's retirement benefit under the Plan, which shall be calculated in accordance with the Executive's Participation Agreement, shall be distributed at the discretion of the Corporation in one of the following manners: (i) in the form of an annuity to be purchased from a life insurance company selected by the Corporation; or (ii) in a lump sum which shall be calculated on a present value basis as actuarially discounted at the Plan discount rate of 6.25% or the then current One Year Treasury Rate, whichever is higher, and based on the Code Section 417 applicable mortality table as set forth in Rev. Rul. 95-6, 1995-1 C.B. 80 or any successor table prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other published guidance. The Corporation further reserves the right, in its sole discretion, to amend the Plan in any respect. No amendment of the Plan that reduces the value of the benefits theretofore accrued and vested by the Executive shall be effective.

SECTION 8 - MISCELLANEOUS.

8.1 Gender and Number. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

8.2 Notice. Any notice required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Corporation, directed to the attention of the Chairman of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

8.3 Current Address. Each Executive shall keep the Corporation informed of his or her current address. The Corporation shall not be obligated to search for any person.

8.4 Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

8.5 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Florida.

8.6 Arbitration. Any controversy, claim or dispute of whatever nature arising between the parties out of or relating to this Plan or the breach, termination, enforceability, scope or validity of this Plan (a "Dispute") shall be resolved by mediation or, failing mediation, by binding arbitration. The agreement to mediate and arbitrate contained in this Section shall continue in full force and effect despite the expiration, rescission or termination of this Plan.

     Neither party shall commence an arbitration proceeding pursuant to the provisions set forth below unless such party shall first give a written notice (a "Dispute Notice") to the other party setting forth the nature of the Dispute. The parties shall attempt in good faith to resolve the Dispute by mediation under the CPR Institute for Dispute Resolution ("CPR") Model Mediation Procedure for Business Disputes in effect at the time of this Plan. If the parties cannot agree on the selection of a mediator within twenty (20) days after receipt of the Dispute Notice, the mediator will be selected in accordance with the CPR Procedure.

     If the Dispute has not been resolved by mediation as provided above within sixty (60) days after receipt of the Dispute Notice, or if a party fails to participate in a mediation, then the Dispute shall be determined by binding arbitration in Lee County, Florida. The arbitration shall be conducted in accordance with such rules as may be agreed upon by the parties, or failing agreement within thirty (30) days after arbitration is demanded, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date of the Dispute Notice, subject to any modifications contained in this Plan. The Dispute shall be determined by one arbitrator, unless the Dispute involves an amount in excess of $1,000,000 (exclusive of interest and costs), in which case three arbitrators shall be appointed.


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

     Persons eligible to serve as arbitrators shall be members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or who have professional credentials similar to those persons listed on such AAA or CPR panels. The arbitrator(s) shall base the award on the applicable law and judicial precedent which would apply if the Dispute were decided by a United States District Judge, and the arbitrator(s) shall have no authority to render an award which is inconsistent therewith. The award shall be in writing and include the findings of fact and conclusions of law upon which it is based.

     Discovery will be permitted as and to the extent determined by the arbitrator(s). The arbitrator(s) shall resolve any discovery disputes. The arbitrator(s) and counsel of record will have the power of subpoena process as provided by law. The parties knowingly and voluntarily waive their rights to have any Dispute tried and adjudicated by a judge or a jury.

     The arbitration shall be governed by the substantive laws of the State of Florida, without regard to conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction. Notwithstanding the foregoing, upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator(s), the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator(s). In order to effectuate such judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator(s) shall be final and binding on the parties and shall serve as the facts to be submitted to and relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

     Except as otherwise required by law, the parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any confidential information or documents obtained in connection with the arbitration process. If either party fails to proceed with arbitration as provided in this Plan, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorney's fees, paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

     Each party hereby waives any and all rights it may have to receive exemplary or punitive damages with respect to any Dispute it may have against the other party, it being agreed that no party shall be entitled to receive money damages in excess of its actual compensatory damages related to that Dispute, notwithstanding any contrary provision contained in this Plan.

     In any Dispute, the non-prevailing party in such matter (whether determined based on a final adjudication of the issue at court, arbitration or from the terms of a settlement) shall pay to the prevailing party all costs, attorneys' fees and paralegals' fees (whether incurred before trial, at trial or on appeal) incurred by prevailing party in connection with such controversy, interpretation or implementation.

8.7 Successors in Interest. The Plan shall inure to the benefit of, be binding upon, and be enforceable by, any corporate successor to the Corporation or successor to substantially all of the assets of the Corporation.

8.8 No Representation on Tax Matters. The Corporation makes no representation to Executives regarding current or future income tax ramifications of the Plan.

8.9 No Liability. Notwithstanding any provision herein to the contrary, neither the Corporation nor any individual acting as an employee or agent of the Corporation shall be liable to any Executive, former Executive or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Corporation or any such employee or agent of the Corporation.

8.10 Binding Effect. The terms of this Plan shall be binding on the Executive and the Executive's heirs, executors, administrators and assigns.


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

SECTION 9 - EXECUTION

To record the adoption of the Plan by the Board of Directors, the Corporation has caused its authorized officer to execute the same.

IN WITNESS WHEREOF, the Plan has been executed as of the 28th day of February, 2005.

                                       By order of the Compensation Committee of the Board of Directors of
                                       SOURCE INTERLINK COMPANIES, INC.


                                       By: /s/ Aron S. Katzman
                                           -------------------------------------
                                       Name: Aron S. Katzman
                                       Title: Chairman, Compensation Committee


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